Exhibit 10.1
DAVITA INC.
2000 16th Street
Denver, CO 80202
April 30, 2024
Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, NE 68131
Ladies and Gentlemen:
This letter agreement (this “Share Repurchase Agreement”) is made by and between Berkshire Hathaway Inc. and its Affiliates (collectively, “Investor”) and DaVita Inc. (the “Company”).
Whereas, Investor has beneficial ownership of a significant portion of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and such ownership, as a percentage of the Company’s total outstanding shares of Common Stock, has increased as a result of the Company having repurchased a significant number of shares of its Common Stock over the years.
Whereas, the Board of Directors of the Company (the “Board”) has authorized a plan for the Company to repurchase shares of Common Stock from time to time in the open market or in privately negotiated transactions, including through accelerated share repurchase transactions, derivative transactions, tender offers, Rule 10b5-1 plans or any combination of the foregoing (as such plan may be amended or replaced, the “Share Repurchase Program”).
Whereas, Investor and the Company desire that no change of control of the Company be effected as a result of the Company’s ongoing share repurchases pursuant to the Share Repurchase Program.
Whereas, Investor and the Company desire to enter into this Share Repurchase Agreement to ensure that the Company share repurchases do not result in the aggregate beneficial ownership of Investor exceeding 49.5% at any time, and to generally remain at or below 45.0%, of the Company Outstanding Stock (as defined below), and, as a result, Investor and the Company hereby agree that if the Company repurchases shares pursuant to the Share Repurchase Program such that Investor’s aggregate beneficial ownership exceeds 45%, Investor shall sell to the Company, and the Company shall purchase from Investor, a number of shares of Common Stock on the terms and subject to the conditions set forth in this Share Repurchase Agreement to return Investor’s aggregate beneficial ownership to 45.0% of the Company Outstanding Stock.
Whereas, Investor and the Company are parties to that certain letter agreement, dated as of February 9, 2022 (as the same may be amended or replaced, the “Standstill Agreement”), which, among other things, governs the voting of certain shares beneficially owned by Investor, and Investor and the Company hereby acknowledge and agree that the Standstill Agreement remains in full force and effect.
Now, therefore, in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Defined Terms. For purposes of this Share Repurchase Agreement, the defined terms used herein shall have the meanings set forth below:
(a) “Additional Shares” means, as of any date of determination, any shares of Common Stock beneficially owned by Investor in excess of 40% of the aggregate Company Outstanding Stock.
(b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided, that neither the

Company nor any of its subsidiaries shall be treated as Affiliates of Investor for purposes of this Share Repurchase Agreement.
(c) “Aggregate Investor Repurchased Shares Price” means an amount equal to (A) the number of Investor Repurchased Shares, multiplied by (B) the Weighted Average Per Share Price.
(d) “beneficial ownership,” “beneficially owns,” “beneficially owned” and “owns beneficially” each shall have the meaning given such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.
(e) “Business Day” means any day other than a Saturday, a Sunday or a holiday for the New York Stock Exchange.
(f) “Company Outstanding Stock” shall mean, for the applicable date, the number of shares of Common Stock issued and outstanding as of such date.
(g) “Company Repurchased Shares” shall mean the aggregate number of shares of Common Stock repurchased by the Company pursuant to the Share Repurchase Program during the applicable Repurchase Period.
(h) “Investor Repurchased Shares” shall mean, for any Repurchase Trigger Date, a number of shares of Common Stock, rounded up to the nearest whole number, equal to the quotient of (a) (1) the aggregate number of shares of Common Stock collectively owned (whether of record or beneficially) by Investor as of such Repurchase Trigger Date minus (2) the product of (i) the number of shares of Company Outstanding Stock as of such Repurchase Trigger Date multiplied by (ii) 45.0%; divided by (b) 55.0%. For the avoidance of doubt, the number of Investor Repurchased Shares on any Repurchase Trigger Date is equal to: (Investor-owned Common Stock – (Company Outstanding Stock * 0.45)) / 0.55.
(i) “Repurchase Period” shall mean the period commencing on the date that was two Business Days prior to the date of the Company’s last regular quarterly or annual (as applicable) investor call to report earnings through the day immediately preceding the current Repurchase Trigger Date.
(j) “Repurchase Trigger Date” shall mean, during any period when Investor owns (whether of record or beneficially) shares of Common Stock in excess of 45.0% in the aggregate of the Company Outstanding Stock, the date that is two Business Days prior to the date of the Company’s regular quarterly or annual (as applicable) investor call to report earnings (as publicly announced by the Company) for the applicable fiscal quarter or fiscal year (as applicable). Notwithstanding the foregoing, if at any time the Company determines that Investor owns or will own (whether of record or beneficially) shares of Common Stock representing more than 49.5% in the aggregate of the Company Outstanding Stock, such date of determination shall also be a Repurchase Trigger Date and the Company shall purchase the Investor Repurchased Shares from Investor on the terms and subject to the conditions set forth in this Share Repurchase Agreement, but at a price equal to the volume-weighted average price per share of Common Stock paid by the Company pursuant to the Share Repurchase Program for the period from the last Repurchase Trigger Date through such determination date.
(k) “Weighted Average Per Share Price” means the volume-weighted average price per share of Common Stock paid by the Company for the Company Repurchased Shares during the applicable Repurchase Period.
Section 2. Stock Repurchase; Voting of Additional Shares.
(a) Stock Repurchase. Following the date Investor owns (whether of record or beneficially) shares of Common Stock representing at least 45.0% in the aggregate of the Company Outstanding Stock, on or promptly following each Repurchase Trigger Date, Investor shall sell, deliver and transfer to the Company and the

Company shall purchase from Investor the Investor Repurchased Shares, free and clear of all liens, claims, restrictions, charges and encumbrances of any kind (collectively, “Liens”), such that, as a result of, and immediately following such repurchases, Investor shall own (whether of record or beneficially) no more than 45.0% of the Company Outstanding Stock.
(b) Repurchase Procedures.
(i) Prior to each Repurchase Trigger Date, the Company shall provide to Investor details necessary for the calculations herein, including the dates, amounts and pricing of all purchases of Company Repurchased Shares purchased for the applicable Repurchase Period and the calculations performed to determine the Weighted Average Per Share Price, the Investor Repurchased Shares and the Aggregate Investor Repurchased Shares Price.
(ii) On the Business Day immediately preceding each Repurchase Trigger Date, Investor shall ensure that Company has the wire transfer instructions for the payment of the Aggregate Investor Repurchased Shares Price (including any necessary allocation of such Aggregate Investor Repurchased Shares Price among Investor and its Affiliates). On the Repurchase Trigger Date, Company shall remit the Aggregate Investor Repurchased Shares Price by wire transfer of immediately available funds to one or more accounts designated by Investor.
(iii) On each Repurchase Trigger Date, substantially concurrent with receipt of payment for the Investor Repurchased Shares, Investor shall deliver to the Company the Investor Repurchased Shares via the Company’s transfer agent and DTC book-entry system. Investor will ensure that such transfer is free and clear of all Liens and not subject to any adverse claim under Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). It is the intent of the parties that all actions contemplated by this Section 2(b)(ii) and (iii) are to be completed by the end of each Repurchase Trigger Date.
(iv) The Company shall direct its transfer agent to update the share register to reflect the number of shares of Common Stock owned by Investor after each Repurchase Trigger Date.
(c) Information and Correction.
(i) The Company shall provide any information related to a Repurchase Calculation Chart and the Aggregate Investor Repurchased Shares Price as Investor may reasonably request.
(ii) If an error or miscalculation has been made with respect to either the determination of the Investor Repurchased Shares or the Aggregate Investor Repurchased Shares Price, the parties shall promptly take such action as is necessary to put the Company, on the one hand, and Investor, on the other hand, in the same position the parties would have been in had there been no such error or miscalculation.
(d) Tax. Any Aggregate Investor Repurchased Shares Price shall be paid net of all taxes, if any are required by applicable law to be deducted or withheld from such payment. The Company acknowledges that no such withholding is required under current law so long as Investor (and any Affiliate of Investor selling Common Stock to the Company hereunder) provides the Company with a duly executed IRS Form W-9 as necessary. Investor agrees to timely provide (i) notice to the Company to the extent it treats any such repurchase as a distribution of property to which Section 301 of the Code applies pursuant to Section 302(d) of the Code and (ii) at the reasonable request of the Company, any information or certifications with respect to the repurchases contemplated by this Share Repurchase Agreement that is reasonably required by the Company to comply with any obligations relating to the excise tax (the “Excise Tax”) imposed under Section 4501 of the Internal Revenue Code of 1986 (the “Code”) and the Treasury Regulations or other guidance issued with respect to the Excise Tax, including (to the extent applicable) certifications demonstrating that such repurchases are treated as distributions of property to which Section 301 of the Code applies pursuant to Section 302(d) of the Code.

(e) Voting of Additional Shares. Investor acknowledges and agrees that, for so long as this Share Repurchase Agreement remains in effect (and regardless of whether the Standstill Agreement remains in full force and effect), Investor shall cause any Additional Shares to be voted or consented on any matter in accordance with the recommendation of the Board, whether at an annual or special meeting of stockholders of the Company, by written consent or otherwise. In furtherance of the foregoing, Investor shall deliver to the Company upon the Company’s written request, with respect to any Additional Shares, executed proxies naming the proxies appointed by the Company, so that the Company may vote such Additional Shares in the manner described in this Section 2(e).
Section 3. Acknowledgements of Investor.
(a) Investor acknowledges that it has not relied on any advice or recommendation by the Company or its Affiliates with respect to its decision to enter into this Share Repurchase Agreement. Investor (A) is a sophisticated seller with respect to Investor Repurchased Shares and has sufficient knowledge, including knowledge of the Company, and expertise, including with respect to investments in and dispositions of securities issued by the Company, to evaluate the business and financial condition of the Company and the merits and risks of the sale of the Investor Repurchased Shares and (B) has had sufficient opportunity and time to investigate the financial affairs of the Company before its decision to enter into this Share Repurchase Agreement.
(b) Investor acknowledges that (x) the Company currently may have, and later may come into possession of, information with respect to the Company or the Investor Repurchased Shares that is not known to the Investor and that may be material to a decision to sell the Investor Repurchased Shares (the “Excluded Information”), (y) Investor has determined to sell the Investor Repurchased Shares notwithstanding its lack of knowledge of the Excluded Information and (z) the Company shall have no liability to the Investor, and the Investor waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the purchase and sale of the Investor Repurchased Shares and the transactions contemplated by this Share Repurchase Agreement. Investor understands that the Company will rely on the accuracy and truth of the foregoing representations, and Investor hereby consents to such reliance. Investor acknowledges that, in connection with its entry into this Share Repurchase Agreement and consummation of the transactions contemplated hereby, it has not relied on any express or implied representations or warranties of any nature, oral or written, made by or on behalf of the Company or any of its managers, directors, officers, Affiliates or representatives.
Section 4. Miscellaneous.
(a) Notices. All notices under this Share Repurchase Agreement shall be in writing and shall be deemed given (i) on the date of delivery, upon delivery in person or if sent by facsimile (receipt of which is confirmed) or electronic mail, or (ii) one Business Day after having been sent by express mail through an internationally recognized overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice at the following addresses (or at such other address for a party as shall be specified by like notice)):
If to the Company:
DaVita Inc.
2000 16th Street
Denver, CO 80202
Attention: Chief Financial Officer
Email: joel.ackerman@davita.com and kathleen.waters@davita.com
If to Investor:
Berkshire Hathaway Inc.
3555 Farnam Street
Omaha, NE 68131
Attention: Chief Financial Officer
Email: mdhamburg@brka.com and rtweschler@brka.com

(b) Remedies. Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Share Repurchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including an injunction or injunctions to prevent and enjoin breaches of the provisions of this Share Repurchase Agreement and to enforce specifically the terms and provisions hereof in any state or federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.
(c) Amendment; Waiver. Except as hereafter provided, any provision of this Share Repurchase Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by an authorized representative of each party hereto, or in the case of a waiver, by the party hereto against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any approval or waiver of the Company hereunder shall be explicitly noted as such and shall be in writing.
(d) No Assignment or Benefit to Third Parties. This Share Repurchase Agreement shall not be assignable by operation of law or otherwise by a party without the consent of the other party. Nothing in this Share Repurchase Agreement, express or implied, is intended to confer upon any person, other than the Investor and the Company, any right or remedy under or by reason of this Share Repurchase Agreement, and this Share Repurchase Agreement is not enforceable by any other person.
(e) Entire Agreement. This Share Repurchase Agreement (together with the exhibit hereto) contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
(f) Governing Law. This Share Repurchase Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof. Each party hereto hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts in the State of Delaware and/or the courts of the United States of America located in the State of Delaware, for any action, suit or proceeding arising out of or relating to this Share Repurchase Agreement or the transactions contemplated hereby, and agree not to commence any action, suit or proceeding related thereto except in such courts. Each party hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Share Repurchase Agreement or the transactions contemplated hereby, in the courts in the State of Delaware and/or the courts of the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding in any such court has been brought in any inconvenient forum.
(g) Counterparts. This Share Repurchase Agreement may be executed and delivered (including by facsimile, DocuSign or PDF signature) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(h) Severability; Further Assurances. If any term or other provision of this Share Repurchase Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any law or as a matter of public policy, the parties shall modify this Share Repurchase Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner. From time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
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Sincerely, DAVITA INC. By: /s/ Javier Rodriguez Name: Javier Rodriguez Title: Chief Executive Officer
Accepted and agreed as of the date first written above: BERKSHIRE HATHAWAY INC. By: /s/ R. Ted Weschler Name: R. Ted Weschler Title: Authorized Signatory